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                                                                    Exhibit 11.0


                             NATIONAL REALTY, L.P.
                        COMPUTATION OF EARNINGS PER UNIT


                                                 For the Years Ended December 31,
                                           ---------------------------------------------
                                               1995             1994             1993
                                           -----------      -----------      -----------
                                              (dollars in thousands, except per unit)
Income (loss) before extraordinary
 gain...............................       $     3,797      $     5,017      $    (7,795)

Less - General Partners' 1.99%
 interest...........................                76              100             (155)
                                           -----------      -----------      -----------

Income (loss) allocable to Limited
 Partners before extraordinary gain.       $     3,721      $     4,917      $    (7,640)
                                           ===========      ===========      ===========

Extraordinary gain..................       $       -        $       -        $     9,046

Less - General Partners' 1.99%
 interest...........................               -                -                180
                                           -----------      -----------      -----------

Extraordinary gain allocable to
 Limited Partners...................       $       -        $       -        $     8,866
                                           ===========      ===========      ===========

Net income (loss)...................       $     3,797      $     5,017      $     1,251

Less - General Partners' 1.99%
 interest...........................                76              100               25
                                           -----------      -----------      -----------

Net income (loss) allocable to
 Limited Partners...................       $     3,721      $     4,917      $     1,226
                                           ===========      ===========      ===========

Earnings per unit
Income (loss) before extraordinary
 gain...............................       $      .58       $      .77       $    (1.13)
Extraordinary gain..................              -                -               1.31
                                           ----------       ----------       ----------
Net income (loss)...................       $      .58       $      .77       $      .18
                                           ==========       ==========       ==========

Weighted average units of limited
 partner interest used in computing
 earnings per unit..................        6,418,104        6,418,572        6,747,990
                                           ==========       ==========       ==========


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